Exhibit 99.1

Sinoenergy Corporation Expects to Exceed Prior Q3 FY 2008 Guidance
Monday July 21, 5:00 am ET

BEIJING, July 21 /Xinhua-PRNewswire-FirstCall/ -- Sinoenergy Corporation (OTC Bulletin Board: SINE - News; "Sinoenergy" or the "Company"), a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment and a designer, developer and operator of retail CNG filling stations in the People's Republic of China, today announced that it expects to exceed the revenue and net income guidance it gave on May 21, 2008 for the third quarter of fiscal year 2008.

Sinoenergy's guidance called for third quarter of fiscal year 2008, ended June 30, net revenues to be from $8 to $9 million and net income to be from $2.8 to $3.2 million. The Company confirmed that its net revenue and net income for the third quarter of fiscal year 2008 will at least be $10 million and $3.3 million respectively. Reaffirmation of its guidance means year-on- year net revenue grew at least 61.8 % and net income grew at least 69.2% compared to the corresponding quarter in 2007.

"Our manufacturing business had robust growth and new retail CNG filling stations began operating during the third quarter of fiscal year 2008. We are confident that Sinoenergy will perform better than the guidance we released in May," said Mr. Bo Huang, CEO of Sinoenergy. "We will discuss in detail how each of our businesses performed this past quarter when we officially release our earning results in the middle of August."

About Sinoenergy

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment as well as a developer and operator of retail CNG stations in China. In addition to its CNG related products, the Company manufactures a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, future changes in the wholesale and retail price for CNG for vehicles in China; changes in policy by the national, provincial and municipal government of the PRC regarding CNG prices, the CNG vehicle industry, the construction and operation of retail CNG filling stations and related issues; the Company's ability to raise additional capital to finance the Company's activities; the effectiveness, profitability, and the marketability of its products; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the Company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

Sinoenergy Corporation
Mr. Anlin Xiong, Vice President
Tel: +86-10-8493-2965 x860
Email: anlinxiong@sinoenergycorporation.com
Web: http://www.sinoenergycorporation.com

CCG Investor Relations Inc.
Mr. Crocker Coulson, President
Tel: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Web: http://www.ccgir.com